POWER OF ATTORNEY

I, John I. Von Lehman, do hereby appoint James C. Kennedy and Karl J. Grafe, or either of them, as my true and lawful attorneys-in-fact to sign on my behalf individually and as a Director of American Financial Group, Inc. or as a director or executive officer of any of its subsidiaries and to file with the Securities and Exchange Commission any schedules or other filings or amendments thereto made by me or on behalf of American Financial Group, Inc. or any of its subsidiaries pursuant to Sections 13(d), 13(f), 13(g), 14(d) or 16(a) of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, I have hereunto set my hand at Cincinnati, Ohio as of the 27th day of August, 2008.

/s/ John I. Von Lehman
Signature


John I. Von Lehman
Print Name

STATE OF OHIO
COUNTY OF HAMILTON

On this 27th day of August, 2008, John I. Von Lehman personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

Mary L. Tilley
Notary Public


My Commission Expires:
3-21-2009